                                                                      EXHIBIT 21
                             NEW MARRIOTT MI, INC.
                             DOMESTIC SUBSIDIARIES

Aeropuerto Shareholder, Inc.
BG Operations, Inc.
BGM Saddle River, Inc.
Big Boy Properties, Inc.
Brooklyn Hotel Services, Inc.
CBM Annex, Inc.
CR14 Tenant Corporation
CR9 Tenant Corporation
CTYD III Corporation
Camelback Country Club, Inc. (d/b/a Camelback Golf Club)
Camelback Properties, Inc.
Casa Maria of Maryland, Inc.
Charleston Marriott, Inc.
Chicago Hotel Services, Inc.
Columbia Courtyard, Inc.
Corporate General, Inc.
Courtyard Annex, Inc.
Courtyard Annex, L.L.C.
Courtyard Management Corporation
Customer Survey Associates, Inc.
Dalrich Club (a non-profit corporation)
Desert Springs Real Estate Corporation
Detroit Hotel Services, Inc.
East Side Hotel Services, Inc.
Essex House Condominium Corporation
Excepticon of Indiana, Inc.
F.L. Insurance Corporation
Fairfield FMC Corporation
Forum Cupertino Lifecare, Inc.
Forum Group II, Inc.
Forum Group Payroll, Inc.
Forum Lifecare, Inc.
Forum-NGH, Inc.
Franchise System Holdings, Inc.
Gambits - A Non-profit Corporation (Incorporated Club)
Hearthside Operations, Inc.
HomeSolutions by Marriott, Inc.
Hospitality International, Inc.
Hospitality Services, Inc.
Host Restaurants, Inc.
Hunt Valley Courtyard, Inc.
Inn Club, a Non-Profit Corporation

Kansas Hospitality Services, Inc.
MC Lodging Investment Opportunities, Inc.
MHS Realty Sales, Inc.
MHSI Conference Centers of Texas, Inc.
MI Hotels (Virgin Islands), Inc.
MI Hotels of Las Vegas, Inc.
MII Conference Center, Inc.
MORI Residences, Inc.
MORI SPC Corp.
MRC 1 Funding Corporation
MSLS Investments 11, Inc.
MSLS Investments 12, Inc.
MSLS Investments 13, Inc.
MSLS Investments 14, Inc.
MSLS Investments 15, Inc.
MSLS-Hearthside, Inc.
MTMG Corporation
Marriott Claims Services Corporation
Marriott College Food Services, Inc.
Marriott Continuing Care, Inc.
Marriott Distribution Services, Inc.
Marriott Hotel Services, Inc.
Marriott Hotels of Panama, Inc.
Marriott Hurghada Management, Inc.
Marriott Information Services, Inc.
Marriott International Administrative Services, Inc.
Marriott International Capital Corporation
Marriott International Design & Construction Services, Inc.
Marriott International Hotels, Inc.
Marriott International JBS Corporation
Marriott Kauai Ownership Resorts, Inc.
Marriott Kauai, Inc.
Marriott Lincolnshire Theater Corporation
Marriott Market Street Hotel, Inc.
Marriott Mirage City Management, Inc.
Marriott Overseas Company, L.L.C.
Marriott Overseas Owners Services Corporation
Marriott Ownership Resorts, Inc.
Marriott P.R. Management Corporation
Marriott Payroll Services, Inc.
Marriott Resort at Seaview, Inc.
Marriott Resorts Hospitality Corporation
Marriott Resorts Sales Company, Inc.
Marriott Resorts Title Company, Inc.
Marriott Resorts, Travel Company, Inc.

Marriott Rewards, Inc.
Marriott SLS Investments 10, Inc.
Marriott Senior Living Insurance Services, Inc.
Marriott Senior Living Services, Inc.
Marriott Sharm El Sheikh Management, Inc.
Marriott U.K. Holdings, Inc.
Marriott Vacation Properties of Florida, Inc.
Marriott Worldwide Corporation
Marriott Worldwide Payroll Corp.
Marriott's Desert Springs Development Corporation
Marriott's Greenbelt Hotel Services, Inc.
Marriott's Westfields Conference Center, Inc.
Marriott-ICC Merger Corp.
Mid-Atlantic Specialty Restaurants, Inc.
Musicans, Inc.
National Guest Homes, L.L.C.
New World Hotels Marketing Services, Inc.
North Drury Lane Productions, Inc.
Potomac Advertising, Inc.
RC Marriott II, Inc.
RC Marriott III, Inc.
RC Marriott, Inc.
RC-UK, Inc.
RHG Finance Corporation
RHG Investments, Inc.
RHHI Acquisition Corp.
RHHI Investment Corp.
RHOC (Canada), Inc.
RHOC (Mexico), Inc.
RINA (International), Inc.
ROCK Partners, L.L.C.
Ramada Franchise Systems (Caribbean), Inc.
Ramada Garni Franchise Systems, Inc.
Rancho San Antonio Retirement Services, Inc., A Non-profit Corporation Redi-Medical Alert, Inc.
Renaissance Florida Hotel, Inc.
Renaissance Hotel Holdings, Inc.
Renaissance Hotel Operating Company
Renaissance International, Inc.
Renaissance Reservations, Inc.
Renaissance Services, Inc.
Residence Inn by Marriott, Inc.
Ritz-Carlton (Virgin Islands), Inc.
Rock Lynnwood/Snohomish GenPar, Inc.

Schaumberg/Oakbrook Marriott Hotels, Inc.
Shady Grove Courtyard, Inc.
Staffing Services, Inc.
The Dining Room Corporation
The Finish Line Club,  A Texas non-profit corporation
The Fossil Creek Club No. 1
The Gazebo Club
The Hearthroom Club
The Ritz-Carlton Hotel Company of Puerto Rico, Inc.
The Ritz-Carlton Hotel Company, L.L.C.
TownePlace Management Corporation
West Street Hotels, Inc.
West Virginia Marriott Hotels, Inc.
West Stock Corporation
WinBeer, Inc.

                             NEW MARRIOTT MI, INC.
                             FOREIGN SUBSIDIARIES


Adachi Marriott European Partnership
Bremen Marriott Hotelmanagement GmBH
CL International Insurance Company Ltd.
Cheshunt Hotel Limited
Chester Eaton Properties B.V.
Consolidated Supplies Limited
Crest Management Services, Limited
Diamant Hotel Investments N.V.
Diplomat Properties B.V.
ElCrisa, S.A. de C.V.
Empresas Turisticas Cemex-Marriott, S.A. de C.V.
Frankfurt Marriott Hotelmanagement GmBH
Greek Line Special Shipping Company Incorporated
Hamburg Marriott Hotelmanagement GmbH
Hotelera Cincuenta y Siete Cuarenta y Uno, S.A.
LIM Joint Venture Ltd.
Leipzig Marriott Hotelmanagement GmbH
Lomar Hotel Company Ltd.
MORI Chile S.A.
MVCI Espana, S.L.
MVCI Europe Limited
MVCI Holidays GmbH
MVCI Holidays S.r.l.
MVCI Holidays, S.L.
MVCI Mallorca, S.L.
MVCI Management (Europe) Limited
MVCI Management, S.L.
Marriott (Schweiz) GmbH
Marriott Aruba N.V.
Marriott Asia Pacific Management Limited
Marriott Catering Limited
Marriott Chile S.A.
Marriott European Venture B.V.
Marriott Hong Kong Limited
Marriott Hotel Betriebsgesellschaft, GmbH
Marriott Hotel Holding GmbH
Marriott Hotels (Reading) Limited
Marriott Hotels Hellas, S.A.

Marriott Hotels India Private Limited
Marriott Hotels Singapore Pte Ltd
Marriott Hotels Western Samoa Limited
Marriott Hotels and Catering (Holdings) Limited
Marriott Hotels of Amsterdam, B.V.
Marriott Hotels of Canada Ltd.
Marriott Hotels, Ltd.
Marriott Hotels, S.A. de C.V.
Marriott Hotels, S.L.
Marriott In-Flite Services Limited
Marriott International Services, Ltd.
Marriott Inversiones y Servicios Limitada
Marriott Mexicana S.A. de C.V.
Marriott Ownership Resorts (Bahamas) Limited
Marriott Properties (International) Limited
Marriott RHG Acquisition B.V.
Marriott Resorts Hospitality (Bahamas) Limited
Marriott Resorts Hospitality of Aruba N.V.
Marriott Restaurants Limited
Marriott Vacation Club International of Aruba, N.V.
Middle Ring Properties GMBH Hotelbetriebsgesellschaft
Mirmar Hotels Pty Limited
Muenchen Marriott Hotelmanagement GmBH
NW Hotels Management Corporation B.V.
New World Estates B.C. Ltd
New World Hotels (B.C) Ltd.
New World Hotels (Bahamas) Limited
New World Hotels International (Bangkok) Limited
New World Hotels International (Canada) Limited
New World Hotels International (Macau) Limited
New World Hotels International (Taipei) Limited
New World Hotels International Corporation Limited
New World Hotels International Corporation N.V.
New World Hotels International Corporation, B.V.
New World Hotels International Limited
New World Hotels Licensing Corporation B.V.
New World Hotels Manila Limited
New World Hotels Marketing Services Limited
New World Hotels Overseas Limited
New World Hotels Technical Services Limited
New World Management Services Company Limited

New World Overseas Management B.V.
Oceanic Special Shipping Company Incorporated
Operadora Marriott, S.A. de C.V.
Panmar Construction Services, Inc. (Inactive)
Plant Hotel N.V.
Polserv, S.A. de C.V.
Promociones Marriott, S.A. de C.V.
R-C Spain, S.L.
R.C. Management Company of Mexico, S.A. de C.V.
RAMCAP SARL
RHG Holding N.V.
Ramada (Turks & Caicos) Ltd.
Ramada China Hotels Limited
Ramada Franchise Canada Inc.
Ramada Inns Limited
Ramada Island, Inc.
Ramada Oceania Pty. Limited (inactive)
Renaissance Caribbean Limited
Renaissance Do Brasil Hotelaria Ltda.
Ramada Pacific Limited
Renaissance France SARL
Renaissance Hotel Group N.V.
Renaissance Hotels Canada Limited
Renaissance Hotels International, S.A.
Renaissance Management B.V.
Renaissance Management Hong Kong Limited
Renaissance Reservations International Limited
Renaissance Reservations N.V.
Renaissance Services B.V.
Renaissance UK 1 Company
Renaissance UK 2 Company
Renaissance UK 3 Company
Servimarr, S.A. de C.V.
Teltow Ramada Hotel - Gesellschaft MBH
The Ritz-Carlton Hotel Company of Canada, Ltd.
The Ritz-Carlton Hotel Company of Germany, GmbH
The Ritz-Carlton Hotel Company of Mexico, S.A. de C.V.
The Ritz-Carlton Hotel Company of Singapore PTE LTD
The Ritz-Carlton Hotel Limited
The Ritz-Carlton Japan, Inc.
The Ritz-Carlton Limited
Tokyo Convention Hotel Co., Ltd.
Toronto Hotel Land Holding Ltd.
Toronto Realty Airport Hotel, Ltd.